UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 27, 2018

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.Entry into a Material Definitive Agreement.

On December 27, 2018, Peak Resorts, Inc. (the “Company”), together with its subsidiaries Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc. and SNH Development, Inc., as borrowers (together, the “Subsidiaries” and collectively with the Company, the “Borrowers”), renewed the Restated Credit Facility, Loan and Security Agreement (the “Restated Credit Agreement”) with Royal Banks of Missouri, as lender (the “Lender”), dated as of October 27, 2017, by entering into the First Renewal of the Restated Credit Agreement (the “First Renewal Agreement”). The First Renewal Agreement maintains the borrowing capacity of $25.0 million, structured as follows: (i) a revolving loan in an amount up to $10.0 million for working capital; and (ii) a revolving loan in an amount up to $15.0 million to be used to acquire additional ski resorts.  In connection with entry into the First Renewal Agreement, the Borrowers executed the renewed working line promissory note in the principal amount of $10.0 million (the “Working Line Promissory Note”) and the renewed acquisition line promissory note in the principal amount of $15.0 million (the “Acquisition Line Promissory Note” and, together with the Working Line Promissory Note, the “Notes”) in favor of the Lender.  The First Renewal Agreement and Notes are referred to collectively herein as the “Loan Documents.”

Amounts borrowed under the Loan Documents mature on December 27, 2019.  The terms of the Loan Documents provide that interest on the outstanding principal amounts under the Notes shall be charged at the prime rate plus 1.0%, provided that past due amounts shall be subject to higher interest rates and late charges. The debt evidenced by the Loan Documents is secured by the assets of each of the Subsidiaries. As of December 27, 2018, nothing was outstanding under the Working Line Promissory Note, with $10.0 million unused and available, and $12.4 million was outstanding under the Acquisition Line Promissory Note, with $2.6 million unused and available.

The remaining terms, financial covenants, restrictions, exhibits and schedules provided by the Restated Credit Agreement remain unchanged in the First Renewal Agreement, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2017 and incorporated herein by reference.  The First Renewal Agreement additionally provides that a default under the Credit Agreement dated as of November 21, 2018 among Snow Time Acquisition, Inc., as borrower, Snow Time, Inc. and subsidiaries, as guarantors, and Cap 1 LLC, as lender, shall constitute a default under the terms of the First Renewal Agreement.

The First Renewal Agreement, Working Line Promissory Note and Acquisition Line Promissory Note are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The summaries of the terms of the Loan Documents are qualified in their entireties by reference to such exhibits.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2018, the Borrowers executed the Loan Documents.  The terms of the Loan Documents are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description of Exhibit
10.1

First Renewal of the Restated Credit Facility, Loan and Security Agreement by and between Peak Resorts, Inc., Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., L.B.O. Holding, Inc., and SNH Development, Inc., dated as of December 27, 2018.

10.2

Renewed Working Line Promissory Note from Peak Resorts, Inc., Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc., and SNH Development, Inc. in favor of Royal Banks of Missouri, dated as of December 27, 2018.

10.3

Renewed Acquisition Line Promissory Note from Peak Resorts, Inc., Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc., and SNH Development, Inc. in favor of Royal Banks of Missouri, dated as of December 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2018

PEAK RESORTS, INC. (Registrant)

By:	/s/ Christopher J. Bub
Name:	Christopher J. Bub
Title:	Chief Financial Officer